Exhibit 99.1

NOVATEL WIRELESS REPORTS PRELIMINARY SECOND QUARTER 2008 RESULTS

SAN DIEGO, CA — Aug 19, 2008 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported preliminary financial results for the second quarter ended June 30, 2008. As discussed below, these preliminary results are subject to change as a result of the previously announced review by our Audit Committee of the Company’s revenue cut-off procedures, internal control and accounting related to certain customer contracts.

Revenues for the second quarter of 2008 are expected to be approximately $89.8 million compared to $97.4 million in the second quarter of the prior year. Net income on a generally accepted accounting principles (GAAP) basis is expected to be approximately $25,000, or $0.00 per diluted share, compared to GAAP net income of $8.0 million, or $0.25 per diluted share, in the prior year period. As a result of the ongoing accounting review, second quarter results include $3.4 million of revenues that were previously disclosed as part of the Company’s first quarter financial results announced on May 1, 2008. This revenue adjustment increased estimated GAAP net income in the second quarter of 2008 by $131,000.

GAAP net income for the second quarter of 2008 is expected to include $1.5 million in stock-based compensation expenses on a pre-tax basis, or $0.03 per diluted share. GAAP net income for the prior year period included $2.5 million in stock-based compensation expenses on a pre-tax basis, or $0.06 per diluted share. Excluding FAS 123R stock-based compensation charges, second quarter 2008 non-GAAP net income is expected to be $1.0 million, or $0.03 per diluted share, compared to non-GAAP net income of $9.8 million, or $0.31 per diluted share, for the prior year period. Second quarter GAAP and non-GAAP results, on a pre-tax basis, include: an inventory valuation write-down of $1.7 million in cost of goods sold; a bad debt reserve of $900,000 in G&A; and fees and expenses related to outside professionals in connection with the accounting review of $2.6 million in G&A.

Novatel Wireless Reports Preliminary Second Quarter 2008 Results	Page 2 of 11

“In a more challenging macro-environment, we are focused on three goals: solidifying our relationship with key carrier customers, introducing new differentiated products and diversifying our market opportunity,” said Peter V. Leparulo, chairman and CEO of Novatel Wireless. “Over the next few quarters, we expect to introduce more next-generation products than at any time in our company history. Our product roadmap encompasses multiple new core products and evolutionary products which include differentiated software offerings and stand-alone mobility solutions to enable end-to-end services and applications. We have also partnered with two non-carrier customers that will expand our embedded product offering outside of the traditional laptop form factor into new content delivery devices for mainstream consumer markets. We expect these initiatives to position the Company to return to top-line and bottom-line sequential growth in the fourth quarter,” added Mr. Leparulo.

Third Quarter 2008 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release for a description of risks and the section titled “Preliminary Results Subject to Change” for further disclosures. Please see the Company’s quarterly and annual reports on file with the Securities and Exchange Commission (SEC) for a more detailed description of risk factors.

Novatel Wireless Reports Preliminary Second Quarter 2008 Results	Page 3 of 11

The following table summarizes the Company’s financial guidance for the third quarter of 2008, which is based on the Company’s current business outlook as of the date of this press release. Non-GAAP earnings per diluted share are based on a projected tax rate of 40% and exclude FAS 123R share-based compensation expenses, and expenses related to the Audit Committee’s ongoing accounting review. Currently, we estimate these review expenses to be in the range of $1.2-$1.5 million on a pre-tax basis, but this estimate is preliminary and subject to change.

Third Quarter 2008
Revenue (in millions)	$80.0-$85.0
GAAP Earnings Per Share, Diluted	$(0.03)-$0.00
Adjustment:
Share-based compensation expense, net of income taxes	$0.03-$0.03

Non-GAAP Earnings Per Share, Diluted, before expenses incurred in ongoing accounting review	$0.00-$0.03

Review Update

As previously announced, the Audit Committee of the Company’s board of directors is conducting an expanded review into the Company’s revenue cut-off procedures, internal control and accounting related to certain customer contracts. During the course of the review to date, six transactions have undergone further accounting review, principally as to whether these shipments were recognized as revenue in the appropriate quarter. These shipments involved aggregate revenues of $9.1 million and pre-tax income of $1.1 million. As discussed above, the review has resulted in a preliminary determination to move approximately $3.4 million of revenues from the first quarter to the second quarter of 2008.

As previously noted, the accounting review is ongoing and may identify other issues. The Audit Committee review may, among other things, result in additional revenue moving between quarters or years. To date, no determination has been made as to whether a restatement of our 2007 audited financial statements will be required. Upon completion of the Audit Committee review, a decision will be made as to whether a restatement is required. Following the completion of this review, we will finalize our financial statements for the first and second quarters. The fees and expenses billed through June 30, 2008 by outside professionals in connection with the review are approximately $2.6 million, on a pre-tax basis.

Novatel Wireless Reports Preliminary Second Quarter 2008 Results	Page 4 of 11

“We are continuing to work closely with our independent auditors,” said Kenneth Leddon, chief financial officer for Novatel Wireless. “The Audit Committee review is primarily focused on the timing of certain revenue and related income and could result in revenue and income moving from one quarter or year to another. Although this process has taken us longer and is more expensive than we initially expected, it is important to commit the time and resources required to ensure a thorough and comprehensive review and implement appropriate remedial measures.”

The Company continues to be committed to resolving the issues raised in connection with the Audit Committee review and regaining compliance with all NASDAQ listing requirements, as soon as possible.

Preliminary Results Subject to Change

The Company’s financial results for the second quarter of 2008, as well as previously announced financial results for the first quarter of 2008 should be considered preliminary due to the ongoing accounting review described above. For this reason, the Company has not filed its Form 10-Q for the first and second quarters of 2008. The preliminary financial results for the first and second quarters of 2008 are subject to change to reflect any adjustments resulting from the accounting review, which could be material. Additionally, the Company’s first and second quarter results may be adjusted for changes in quarter-end accounting estimates, including estimates of inventory, accounts receivable and other items, resulting from better information about these items available at the time the

Form 10-Qs are filed.

Conference Call Information

Novatel Wireless will host a conference call for analysts and investors today to discuss its preliminary second quarter results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). For parties in the United States and Canada, call (800) 240-2134 to access the conference call. International parties can access the call at (303) 275-2170.

Novatel Wireless will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the company’s website at www.novatelwireless.com. The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11118056. International parties should call 303-590-3000 and enter pass code 11118056. In addition, Novatel Wireless’ press release will be accessible from Novatel Wireless’ website before the conference call begins.

Novatel Wireless Reports Preliminary Second Quarter 2008 Results	Page 5 of 11

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The Company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ MerlinTM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLinkTM Communications Software Suite, OvationTM Fixed Mobile Convergence Products and ConversaTM Software Suite enable high-speed wireless Internet access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our preliminary financial results for the first and second quarters of 2008 and our outlook for the third quarter of 2008 are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations as a result of the Audit Committee’s ongoing review of the Company’s revenue cut-off procedures, internal control and accounting related to certain customer contracts as described above and the potential restatement of the Company’s consolidated financial statements for the year ended December 31, 2007.

Additional factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the future growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies, (4) continued acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings in 2008, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) dependence on a small number of customers, (11) the effect of changes in accounting standards and in aspects of our critical accounting policies and (12) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors detailed from time to time in the Company’s SEC reports and filings (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Novatel Wireless Reports Preliminary Second Quarter 2008 Results	Page 6 of 11

Non-GAAP Financial Measures; GAAP EPS

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP net income and diluted earnings per share exclude share-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and making operating decisions and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income and diluted earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income and diluted earnings per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and diluted earnings per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes share-based compensation expenses to facilitate-comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

•	Other companies, including other companies in our industry, may calculate non-GAAP net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

Novatel Wireless Reports Preliminary Second Quarter 2008 Results	Page 7 of 11

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of share-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and diluted earnings per share. For more information, see the consolidated statements of income and the “Reconciliation of GAAP Net Income to Non-GAAP Net Income” contained in this press release.

©2008 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

For more information, contact:

Contacts:

Julie Cunningham

Vice President, IR & Communications

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	Unaudited, Preliminary and Estimated as of June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$82,536	$84,600
Marketable securities	43,815	68,412
Accounts receivable, net	66,715	71,943
Inventories	37,654	25,876
Deferred tax assets, net	8,845	8,717
Prepaid expenses and other	6,514	4,461

Total current assets	246,079	264,009
Property and equipment, net	21,528	22,151
Marketable securities	8,827	—
Intangible assets, net	1,377	1,535
Deferred tax assets, net	8,557	8,619
Other assets	248	315

	$286,616	$296,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,320	$38,547
Accrued expenses	25,659	24,475
Accrued income taxes	—	296

Total current liabilities	63,979	63,318
Capital lease obligations, long-term	312	362
Other long-term liabilities	17,287	15,204

Total liabilities	81,578	78,884

Stockholders’ equity:
Common stock	31	33
Additional paid-in capital	404,413	400,786
Accumulated other comprehensive (loss) income	(53)	65
Accumulated deficit	(178,981)	(183,139)

	225,410	217,745
Less cost of common stock in treasury	(20,372)	—

Total stockholders’ equity	205,038	217,745

	$286,616	$296,629

The information contained in these June 30, 2008 preliminary and estimated unaudited financial statements is subject to change as a result of the ongoing accounting review being conducted by the Audit Committee of the Company’s Board of Directors. For additional information, refer to the accompanying press release, dated August 19, 2008.

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	Preliminary and Estimated 2008	2007
Revenue	$89,820	$97,427
Cost of revenue	68,268	66,808

Gross margin	21,552	30,619

Operating costs and expenses:
Research and development	9,273	9,936
Sales and marketing	4,990	5,333
General and administrative	7,993	4,224

Total operating costs and expenses	22,256	19,493

Operating (loss) income	(704)	11,126
Other income (expense):
Interest income and expense, net	1,053	1,213
Other income and expense, net	(76)	173

Income before income taxes	273	12,512
Provision for income taxes	248	4,551

Net income	$25	$7,961

Per share data:
Net income per share:
Basic	$0.00	$0.26
Diluted	$0.00	$0.25
Weighted average shares used in computation of Net income per share:
Basic	31,386	30,826
Diluted	31,502	31,270
Calculation of EBITDA:
Operating (loss) income	$(704)	$11,126
Stock-based compensation expense under FAS 123R	1,512	2,503
Depreciation and amortization	2,745	4,890

EBITDA	$3,553	$18,519

The information contained in these June 30, 2008 preliminary and estimated unaudited financial statements is subject to change as a result of the ongoing accounting review being conducted by the Audit Committee of the Company’s Board of Directors. For additional information, refer to the accompanying press release, dated August 19, 2008.

NOVATEL WIRELESS, INC.

Reconciliation of Preliminary and Estimated GAAP Net Income

to Preliminary and Estimated Non-GAAP Net Income

Three Months Ended June 30, 2008

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Revenue	$89,820		$89,820
Cost of revenue	68,268	$(135)	68,133

Gross margin	21,552	135	21,687

Operating costs and expenses:
Research and development	9,273	(457)	8,816
Sales and marketing	4,990	(226)	4,764
General and administrative	7,993	(694)	7,299

Total operating costs and expenses	22,256	(1,377)	20,879

Operating (loss) income	(704)	1,512	808
Other income (expense):
Interest income and expense, net	1,053		1,053
Other income and expense, net	(76)		(76)

Income before income taxes	273	1,512	1,785
Provision for income taxes	248	533	781

Net income	$25	$979	$1,004

Per share data:
Net income per common share:
Basic	$0.00	$0.03	$0.03
Diluted	$0.00	$0.03	$0.03
Weighted average shares used in computation of Net income per share:
Basic	31,386	31,386	31,386
Diluted	31,502	31,502	31,502

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

The information contained in these June 30, 2008 preliminary and estimated unaudited financial statements is subject to change as a result of the ongoing accounting review being conducted by the Audit Committee of the Company’s Board of Directors. For additional information, refer to the accompanying press release, dated August 19, 2008.

NOVATEL WIRELESS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended June 30, 2007

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Revenue	$97,427		$97,427
Cost of revenue	66,808	$(224)	66,584

Gross margin	30,619	224	30,843

Operating costs and expenses:
Research and development	9,936	(624)	9,312
Sales and marketing	5,333	(496)	4,837
General and administrative	4,224	(1,159)	3,065

Total operating costs and expenses	19,493	(2,279)	17,214

Operating income	11,126	2,503	13,629
Other income (expense):
Interest income and expense, net	1,213		1,213
Other income and expense, net	173		173

Income before income taxes	12,512	2,503	15,015
Provision for income taxes	4,551	682	5,233

Net income	$7,961	$1,821	$9,782

Per share data:
Net income per common share:
Basic	$0.26	$0.06	$0.32
Diluted	$0.25	$0.06	$0.31
Weighted average shares used in computation of Net income per share:
Basic	30,826	30,826	30,826
Diluted	31,270	31,270	31,270

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.